EXCHANGE AGREEMENT


                                     Between

                        Eternal Technologies Group, Inc.

                                       and

                         Hong Yuan Aquatic Product, Inc.






                             Dated: January 1, 2007


                                TABLE OF CONTENTS


ARTICLE I         REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HONG YUAN AQUATIC PRODUCT, INC.

                  1.01    Organization..........................................................        2
                  1.02    Capitalization........................................................        2
                  1.03    Subsidiaries and Predecessor Corporations.............................        2
                  1.04    Financial Statements..................................................        2
                  1.05    Information...........................................................        2
                  1.06    Options and Warrants..................................................        2
                  1.07    Title and Related Matters.............................................        2
                  1.08    Litigation and Proceedings............................................        3
                  1.09    Contracts.............................................................        3
                  1.10    Material Contract Defaults............................................        3
                  1.11    No Conflict With Other Instruments....................................        3
                  1.12    Governmental Authorizations...........................................        4
                  1.13    Compliance With Laws and Regulations..................................        4
                  1.14    Insurance.............................................................        4
                  1.15    Approval of Agreement.................................................        4
                  1.16    Material Transactions or Affiliations.................................        4
                  1.17    Labor Relations.......................................................        4
                  1.18    Hong Yuan Schedules...................................................        4
                  1.19    Valid Obligation......................................................        5

ARTICLE II        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ETERNAL TECHNOLOGIES GROUP, INC.

                  2.01    Organization..........................................................        5
                  2.02    Capitalization........................................................        6
                  2.03    Subsidiaries and Predecessor Corporations ............................        6
                  2.04    Securities Filings; Financial Statements..............................        6
                  2.05    Options and Warrants..................................................        6
                  2.06    Litigation and Proceedings............................................        6
                  2.07    Material Contract Defaults............................................        6
                  2.08    No Conflict With Other Instruments....................................        6
                  2.09    Governmental Authorizations...........................................        6
                  2.10    Compliance With Laws and Regulations..................................        7
                  2.11    Approval of Agreement.................................................        7
                  2.12    Valid Obligation......................................................        7
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

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ARTICLE III       PLAN OF EXCHANGE
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                  3.01    The Exchange..........................................................        7
                  3.02    Closing...............................................................        7
                  3.03    Closing Events........................................................        8
                  3.04    Termination...........................................................        8

ARTICLE IV        SPECIAL COVENANTS

                  4.01    Access to Properties and Records......................................        9
                  4.02    Delivery of Books and Records.........................................        9
                  4.03    Third Party Consents and Certificates.................................        9
                  4.04    Consent of the Hong Yuan Shareholders.................................       10
                  4.05    Actions Prior to Closing..............................................       10
                  4.06    Sales Under Rule 144 or 145, If Applicable............................       10
                  4.07    Indemnification.......................................................       11
                  4.08    Retention of Shares...................................................       11

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATIONS OF ETERNAL TECHNOLOGIES GROUP, INC.


                  5.01    Accuracy of Representations and Performance of Covenants..............       11
                  5.02    Officer's Certificates................................................       11
                  5.03    No Material Adverse Change............................................       12
                  5.04    Good Standing.........................................................       12
                  5.05    Approval by Hong Yuan Shareholders....................................       12
                  5.06    No Governmental Prohibitions..........................................       12
                  5.07    Consents..............................................................       12
                  5.08    Other Items...........................................................       12

ARTICLE VI        CONDITIONS  PRECEDENT TO OBLIGATIONS OF HONG YUAN BIOMEDICAL  ENGINEERING CO
                  INTERNATIONAL  LTD. AND THE HONG YUAN BIOMEDICAL ENGINEERING CO INTERNATIONAL LTD.
                  SHAREHOLDERS

                  6.01    Accuracy of Representations and Performance of Covenants..............       12
                  6.02    Officer's Certificate.................................................       12
                  6.03    No Material Adverse Change............................................       13
                  6.04    Good Standing.........................................................       13
                  6.05    No Governmental Prohibition...........................................       13
                  6.06    Consents..............................................................       13
                  6.07    Other Items...........................................................       13

ARTICLE VII       MISCELLANEOUS

                  7.01    Brokers...............................................................       13

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                  7.02    Governing Law.........................................................       13
                  7.03    Notices...............................................................       13
                  7.04    Attorney's Fees.......................................................       14
                  7.05    Confidentiality.......................................................       14
                  7.06    Public Announcements and Filings......................................       14
                  7.07    Schedules; Knowledge..................................................       14
                  7.08    Third Party Beneficiaries.............................................       14
                  7.09    Expenses..............................................................       14
                  7.10    Entire Agreement......................................................       15
                  7.11    Survival; Termination.................................................       15
                  7.12    Counterparts..........................................................       15
                  7.13    Amendment or Waiver...................................................       15
                  7.14    Best Effortss.........................................................       15

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



                               EXCHANGE AGREEMENT


THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this ___ day --- of September by and between Eternal Technologies
Group, Inc. a Nevada corporation  (hereinafter referred to as "Eternal")and Hong
Yuan Biomedical  Engineering  Co.  International,  Ltd., a People's  Republic of
China ("PRC") corporation (hereinafter referred to as "Hong Yuan"), upon the following premises:

                                    Premises

         WHEREAS, Eternal is a publicly held corporation organized under the laws of the State of Nevada and engaged in animal husbandry and meat processing;
and the manufacturing and marketing of equipment for the detection of breast cancer;

         WHEREAS, Hong Yuan is a privately held corporation organized under the laws of the PRC and engaged in turtle farming and related agricultural activites;

         WHEREAS, management of the constituent corporations entered into a letter of intent (the "Letter of Intent") dated December 20, 2006 pursuant to which Eternal agreed to acquire 22% of the issued and outstanding securities of Hong Yuan in exchange for the issuance of certain shares of Eternal and the payment of cash (the "Exchange"); and

         WHEREAS, Eternal and Hong Yuan desire to set forth the specific terms of the Exchange.

                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

             REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HONG YUAN

         As an inducement to, and to obtain the reliance of Eternal, except as set forth on the Hong Yuan Schedules (as hereinafter defined), Hong Yuan represents and warrants as follows:

         Section 1.01 Organization. Hong Yuan is a corporation duly organized, validly existing, and in good standing under the laws of the PRC and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Hong
Yuan Schedules are complete and correct copies of the Memorandum and articles of association of Hong Yuan as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Hong Yuan's Memorandum and articles of association. Hong Yuan has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Hong Yuan has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 Capitalization. The authorized capitalization of Hong Yuan is 15,000,000 RMB. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03 Subsidiaries and Predecessor Corporations. Hong Yuan does not have any predecessor corporation(s) or any subsidiaries except as disclosed on Schedule 1.03, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "Hong Yuan" also includes those subsidiaries, if any, set forth on Schedule 1.03.

         Section 1.04      Financial Statements.

                  (a) Included in the Hong Yuan Schedules are (i) the unaudited balance sheets and the related statements of operations of Hong Yuan as of and for the period ended December 31, 2006 (which can be furnished by January 31, 2007)

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Hong Yuan balance sheet present a true and fair view as of the date of such balance sheet of the financial condition of Hong Yuan. Hong Yuan did not have, as of the date of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Hong Yuan in accordance with generally accepted accounting principles.

                  (c) Hong Yuan has no liabilities with respect to the payment of any federal, province, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (d) Hong Yuan has filed all provincial, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (e) The books and records, financial and otherwise, of Hong Yuan are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) All of Hong Yuan's assets are reflected on its financial statements, and, except as set forth in the Hong Yuan Schedules or the financial statements of Hong Yuan or the notes thereto, Hong Yuan has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 1.05 Information. The information concerning Hong Yuan set forth in this Agreement and in the Hong Yuan Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Hong Yuan has fully disclosed in writing to Eternal (through this Agreement or the Hong Yuan Schedules) all information relating to matters involving Hong Yuan or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $300,000 RMB of diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Hong Yuan or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Hong Yuan, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued common stock,

         Section 1.07 Title and Related Matters. Hong Yuan has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the December 31, 2006 balance sheet (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Hong Yuan Schedules. Except as set forth in the Hong Yuan Schedules, Hong Yuan owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Hong Yuan's business. Except as set forth in the Hong Yuan Schedules, no third party has any right to, and Hong Yuan has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Hong Yuan or any material portion of its properties, assets, or rights.

         Section 1.08 Litigation and Proceedings. Except as set forth in the Hong Yuan Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Hong Yuan after reasonable investigation, threatened by or against Hong Yuan or affecting Hong Yuan or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Hong Yuan does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

          Section 1.09     Contracts.

                  (a) Except as included or described in the Hong Yuan Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Hong Yuan is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least 300,000 RMB.

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Hong Yuan is a party or by which its properties are bound and which are material to the operations of Hong Yuan taken as a whole are valid and enforceable by Hong Yuan in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Hong Yuan is not a party to or bound by, and the properties of Hong Yuan are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Hong Yuan; and

                  (d) Except as included or described in the Hong Yuan Schedules or reflected in the most recent June 30, 2005 balance sheet, Hong Yuan is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money,
         (iv) guaranty of any obligation, other than one on which Hong Yuan is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Hong Yuan.

         Section 1.10 Material Contract Defaults. Hong Yuan is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Hong Yuan and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Hong Yuan has not taken adequate steps to prevent such a default from occurring.

         Section 1.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Hong Yuan is a party or to which any of its properties or operations are subject.

         Section 1.12 Governmental Authorizations. Except as set forth in the Hong Yuan Schedules, Hong Yuan has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Hong Yuan of this Agreement and the consummation by Hong Yuan of the transactions contemplated hereby.

         Section 1.13 Compliance With Laws and Regulations. Except as set forth in the Hong Yuan Schedules, to the best of its knowledge Hong Yuan has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Hong Yuan or except to the extent that noncompliance would not result in the occurrence of any material liability for Hong Yuan.

         Section 1.14 Insurance. All of the properties of Hong Yuan are fully insured for their full replacement cost.

         Section 1.15 Approval of Agreement. The board of directors of Hong Yuan has authorized the execution and delivery of this Agreement by Hong Yuan and has approved this Agreement and the transactions contemplated hereby.

         Section 1.16 Material Transactions or Affiliations. Set forth in the Hong Yuan Schedules is a description of every contract, agreement, or arrangement between Hong Yuan and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Hong Yuan to own beneficially, 5% or more of the issued and outstanding common stock of Hong Yuan and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Hong Yuan Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Hong Yuan has, or has had since inception of Hong Yuan any known interest, direct or indirect, in any transaction with Hong Yuan which was material to the business of Hong Yuan. There are no commitments by Hong Yuan, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 1.17 Labor Relations. Hong Yuan has not had work stoppage resulting from labor problems. To the knowledge of Hong Yuan no union or other collective bargaining organization is organizing or attempting to organize any employee of Hong Yuan.

         Section 1.18 Hong Yuan Schedules. Hong Yuan has delivered to Eternal the following schedules, which are collectively referred to as the " Hong Yuan Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Hong Yuan as complete, true, and correct as of the date of this Agreement in all material respects:

                  (a) a schedule containing complete and correct copies of the memorandum and articles of association of Hong Yuan in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Hong Yuan identified in paragraph 1.04(a);

                  (c) a Schedule 1.19(c) containing a list indicating the name and address of each shareholder of Hong Yuan together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Hong Yuan, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Hong Yuan carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Hong Yuan);

                  (h) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Hong Yuan Schedules by Sections 1.01 through 1.19.

         Hong Yuan shall cause the Hong Yuan Schedules and the instruments and data delivered to Eternal hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Hong Yuan. Hong Yuan shall have until January 31, 2007 to provide such schedules. If Hong Yuan cannot or fails to do so, or if Hong Yuan acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Eternal may terminate this Agreement by giving written notice to Hong Yuan within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Eternal may consider a disclosure in the Hong Yuan Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 1.04(a), taken as a whole.

         Section 1.19 Valid Obligation. This Agreement and all agreements and other documents executed by Hong Yuan in connection herewith constitute the valid and binding obligation of Hong Yuan, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.


                                   ARTICLE II

 REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ETERNAL TECHNOLOGIES GROUP, INC.

         As an inducement to, and to obtain the reliance of Hong Yuan except as set forth in the Eternal Schedules (as hereinafter defined), Eternal represents and warrants as follows:

         Section 2.01 Organization. Eternal is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Eternal Schedules are complete and correct copies of the certificate of incorporation and bylaws of Eternal as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Eternal 's certificate of incorporation or bylaws. Eternal has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Eternal has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02 Capitalization. Eternal 's authorized capitalization consists of 95,000,000 shares of common stock, par value $.001 of which 43,567,300 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, par value $.001, of which no shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 2.03 Subsidiaries and Predecessor Corporations. Eternal's predecessor corporation was Waterford Sterling Corporation. Its subsidiaries are disclosed in Schedule 2.03. For purposes hereinafter, the term " Eternal " also includes those subsidiaries, if any, set forth on Schedule 2.03.

         Section 2.04      Securities Filings; Financial Statements.

                  (a) Since December 12, 2002, the effective date of its acquisition by Waterford Sterling, Eternal has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission, and has heretofore delivered to Hong Yuan, in the form filed with the Commission, (i) all quarterly and annual reports on Forms 10-QSB and 10-KSB filed since December 12, 2005, (ii) all other reports filed by Eternal with the Securities and Exchange Commission since December 31, 2005 (collectively, the "SEC Reports") and (iv) all comment letters from the Securities and Exchange Commission with respect to the SEC Reports. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, as appropriate, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 2.05 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Eternal other than those disclosed in Eternal's financial statements.

         Section 2.06 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Eternal after reasonable investigation, threatened by or against Eternal or affecting Eternal or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.06. Eternal has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 2.07 Material Contract Defaults. Eternal is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Eternal and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Eternal has not taken adequate steps to prevent such a default from occurring.

         Section 2.08 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Eternal is a party or to which any of its assets or operations are subject.

         Section 2.09 Governmental Authorizations. Eternal has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Eternal of this Agreement and the consummation by Eternal of the transactions contemplated hereby.

         Section 2.10 Compliance With Laws and Regulations. To the best of its knowledge, Eternal has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Eternal or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 2.11 Approval of Agreement. The board of directors of Eternal has authorized the execution and delivery of this Agreement by Eternal and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

         Section 2.12 Valid Obligation. This Agreement and all agreements and other documents executed by Eternal in connection herewith constitute the valid and binding obligation of Eternal, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PLAN OF EXCHANGE

         Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), Hong Yuan shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Hong Yuan set forth on Schedule 1.18(c) attached hereto, in the aggregate constituting 22% of the issued and outstanding shares of common stock of Hong Yuan held by each of such shareholders; the objective of such Exchange being the acquisition by Eternal of 22% of the issued and outstanding common stock of Hong Yuan. In exchange for the transfer of such securities by Hong Yuan, Eternal shall issue to Hong Yuan (1) an aggregate of 14,850,000 RMB and 2,719,730 shares of common stock proportionately. At the Closing, each Hong Yuan Shareholder shall, on surrender of his certificate or certificates representing such Hong Yuan shares to Eternal or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Hong Yuan Shareholders, all of the shares of capital stock of Hong Yuan shall be held by Eternal.

         Section 3.02 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than Janaury 1, 2007, subject to the right of Eternal or Hong Yuan to extend such Closing Date by up to an additional thirty (30) days. Such Closing shall take place at a mutually agreeable time and place.

         Section 3.03 Closing Events. At the Closing, Eternal, Hong Yuan shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, Hong Yuan shall provide an opinion of counsel acceptable to Eternal as to such matters as Eternal may reasonably request, which shall include, but not be limited to, a statement, to the effect that (i) to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, Hong Yuan has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Hong Yuan or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities).

         Section 3.04      Termination.

                  (a) This Agreement may be terminated by the board of directors of either Eternal or Hong Yuan at any time prior to the Closing Date if:

                          (i) there shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

                           (ii) any of the transactions contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

         In the event of termination pursuant to this paragraph (a) of Section 3.04, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated .

                  (b) This Agreement may be terminated by the board of directors of Eternal at any time prior to the Closing Date if:

                           (i) there shall have been any change after the date
                  of the latest balance sheet of Hong Yuan in the assets, properties, business, or financial condition of Hong Yuan , which could have a materially adverse effect on the financial statements of Hong Yuan listed in Section 1.04(a) taken as a whole, except any changes disclosed in the Hong Yuan Schedules;

                           (ii) the board of directors of Eternal determines in
                  good faith that one or more of Hong Yuan's conditions to Closing has not occurred, through no fault of Hong Yuan.

                           (iii) Hong Yuan shall fail to comply in any material
                  respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Hong Yuan contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this Agreement is terminated pursuant to this paragraph (b) of
         Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Hong Yuan shall bear its own costs as well as the reasonable costs of Eternal in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

                  (c) This Agreement may be terminated by the board of directors of Hong Yuan at any time prior to the Closing Date if:

                           (i) the board of directors of Hong Yuan determines in
                  good faith that one or more of Eternal's conditions to Closing has not occurred, through no fault of Eternal;

                           (ii) on or before January 31, 2007 Hong Yuan notifies
                  Eternal that Hong Yuan's investigation pursuant to Section
                  4.01 below has uncovered information which it finds unacceptable.

                           (iii) Eternal shall fail to comply in any material
                  respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Eternal contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this Agreement is terminated pursuant to this paragraph (c) of
         Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Eternal shall bear its own costs as well as the reasonable costs of Hong Yuan and its principal shareholders incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

         Section 4.01 Access to Properties and Records. Eternal and Hong Yuan will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Eternal or Hong Yuan , as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Eternal or Hong Yuan, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

         Section 4.02 Third Party Consents and Certificates. Eternal and Hong Yuan agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 4.03      Actions Prior to Closing.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Hong Yuan Schedules or as permitted or contemplated by this Agreement, Eternal (subject to paragraph (d) below) and Hong Yuan respectively, will each:

                           (i) carry on its business in substantially the same
manner as it has heretofore;

                           (ii) maintain and keep its properties in states of
                  good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                           (iii) maintain in full force and effect insurance
                  comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) perform in all material respects all of its
                  obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (v) use its best efforts to maintain and preserve its
                  business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                           (vi) fully comply with and perform in all material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                  (b) From and after the date of this Agreement until the Closing Date, neither Eternal nor Hong Yuan will:

                           (i) make any changes in their articles or certificate
                  of incorporation or bylaws; or similar documents of organization and governance.

                           (ii) take any action described in Section 1.07.

                           (iii) enter into or amend any contract, agreement, or
                  other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

         Section 4.06      Sales Under Rule 144 or 145,If Applicable.

                  (a) Eternal will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) Upon being informed in writing by any such person holding restricted stock of Eternal that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Eternal will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

                  (c) If any certificate representing any such restricted stock is presented to Eternal's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Eternal and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, Eternal will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.16 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 4.07      Indemnification.

                  (a) Hong Yuan hereby agrees to indemnify Eternal and each of the officers, agents and directors of Eternal as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under
         Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (b) Eternal hereby agrees to indemnify Hong Yuan and each of the officers, agents, and directors of Hong Yuan and each of the Hong Yuan Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

         Section 4.08 Retention of Shares. Eternal hereby warrants to Hong Yuan and its Shareholders that Eternal is acquiring the shares for investment purposes only and not with an intent to resale the shares. Furthermore, Eternal represents to Hong Yuan and its Shareholders that on a date two years from the date of Closing, it will own a minimum of 60% of the issued and outstanding shares of Hong Yuan.

                                    ARTICLE V

     CONDITIONS PRECEDENT TO OBLIGATIONS OF ETERNAL TECHNOLOGIES GROUP, INC.

         The obligations of Eternal under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Hong Yuan in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Hong Yuan shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Hong Yuan prior to or at the Closing. Eternal shall be furnished with a certificate, signed by a duly authorized executive officer of Hong Yuan and dated the Closing Date, to the foregoing effect.

         Section 5.02 Officer's Certificate. Eternal shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Hong Yuan to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Hong Yuan threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Hong Yuan Schedules, by or against Hong Yuan, which might result in any material adverse change in any of the assets, properties, business, or operations of Sea.

         Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of Hong Yuan nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.19.

         Section 5.04 Good Standing. Hong Yuan shall have received a certificate of good standing from the British Virgin Islands, dated as of a date within ten days prior to the Closing Date certifying that Hong Yuan is in good standing as a corporation in the British Virgin Islands.

         Section 5.05 Approval by Hong Yuan Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than ninety percent (90%) of the outstanding common stock of Hong Yuan, unless a lesser number is agreed to by Eternal.

         Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Eternal and Hong Yuan after the Closing Date on the basis as presently operated shall have been obtained.

         Section 5.08      Other Items.

                  (a) Eternal shall have received a list of Hong Yuan's shareholders containing the name, address, and number of shares held by each Hong Yuan shareholder as of the date of Closing, certified by an executive officer of Hong Yuan as being true, complete and accurate; and

                  (b) Eternal shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Eternal may reasonably request.

                                   ARTICLE VI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF HONG YUAN BIOMEDICAL
                        ENGINEERING CO INTERNATIONAL LTD.
         AND THE HONG YUAN BIOMEDICAL ENGINEERING CO INTERNATIONAL LTD.
                                  SHAREHOLDERS

         The obligations of Hong Yuan and the Hong Yuan Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Eternal in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.

         Section 6.02 Officer's Certificate. Hong Yuan shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Eternal, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Eternal threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or by or against Eternal which might result in any material adverse change in any of the assets, properties or operations of Eternal.

         Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of Eternal.

         Section 6.04 Good Standing. Hong Yuan shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Eternal is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses.

         Section 6.07 Other Items. Hong Yuan shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Hong Yuan may reasonably request. In addition, Hong Yuan shall have the right to designate one person to the board of directors of Eternal.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Brokers. Eternal and Hong Yuan agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Eternal and Hong Yuan each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States.

         Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

   If to Eternal, to:   Sect. D, 5/F, Block A.
                        Innotech Tower,
                        235 Nanjing Rd. Heping District,
                        Tianjin  300052
                        Attn: Jijun Wu

   With copies to:      Hank Vanderkam, Esq.
                        Vanderkam & Associates
                        1301 Travis, #1200
                        Houston, Texas 77002

   If to Hong Yuan, to: National Agriculture Science and Technology Garden,
                        Lie Feng Main Road, Changsha City, Hunan Province China 0731-8381888 Phone
                        0731-8383000 Fax

   With copies to:      _______________________
                        _______________________
                        _______________________

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.


         Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

         Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.08 Third Party Beneficiaries. This contract is strictly between Eternal and Hong Yuan, and, except as specifically provided, no director, officer, stockholder (other than the Hong Yuan Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.09 Expenses. Subject to Sections 3.05 and 7.04 above, whether or not the Exchange is consummated, each of Eternal and Hong Yuan will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

         Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this agreement, facsimile signatures shall be deemed original signatures.

         Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                               /s/ JiJun Wu, Chairman
                                      BY: Eternal Technologies Group, Inc.
------------------------------------     JiJun Wu, Chairman

Secretary or Assistant Secretary

ATTEST:                               /s/ Meikai Zhou

                                      BY: Hong Yuan Biomedical Engineering
------------------------------------      Co. International, Ltd.
                                          Meikai Zhou
Secretary or Assistant Secretary          Chairman